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                                                                   Exhibit 10.52
                                  April 1, 1998



Advantica Restaurant Group, Inc.
203 East Main Street
Spartanburg, SC  29319

Quincy's Restaurants, Inc.
203 East Main Street
Spartanburg, SC  29319

Quincy's Realty, Inc.
203 East Main Street
Spartanburg, SC  29319


Ladies and Gentlemen:

         This Letter Agreement (this "Agreement") sets forth the conditions precedent to the following releases and terminations (collectively, the "Release"): (a) release of the SPE LOC (defined below); (b) termination of the Reimbursement Agreement, dated as of April 1, 1998 (the "Reimbursement Agreement"), between Advantica Restaurant Group, Inc. ("Advantica") and Financial Security Assurance Inc. ("Financial Security"); (c) termination of the Stock Pledge Agreement, dated as of November 1, 1990 (the "Quincy's Stock Pledge Agreement"), between Quincy's Restaurants, Inc. and Secured Restaurants Trust (the "Issuer"), as amended, and (d) release of Quincy's Realty, Inc. ("Quincy's") from all obligations as Borrower under each of the two Loan Agreements, each dated as of November 1, 1990, as amended, and the Mortgage Notes thereunder. One Loan Agreement is between Quincy's and the Issuer. Quincy's has assumed all of the obligations of Spardee's Realty, Inc. under the second Loan Agreement, and the Mortgage Notes thereunder, pursuant to an Assignment and Assumption Agreement, dated as of April 1, 1998. The two Loan Agreements are referred to herein as the "Loan Agreements."

         Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Loan Agreements.

         On the date hereof, Advantica will provide two letters of credit to or for the benefit of Financial Security from The Chase Manhattan Bank. One letter of credit (the "Overcollateralization LOC") will have an initial stated amount of $1 million and shall be available to be drawn by the Collateral Agent for the benefit of Financial Security (i) to pay any expenses associated with the transaction contemplated to be paid by the Borrower pursuant to the Loan Agreements, if the Defeasance Eligible Investments deposited with the Collateral Agent are insufficient to pay such costs and expenses, including any amounts due and payable on the

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Bonds, or (ii) if such letter of credit is not extended on each anniversary hereof, to draw the full available amount prior to termination. Such Overcollateralization LOC shall be returned for cancellation upon the return for cancellation of the Policy. The second letter of credit (the "SPE LOC") shall have an initial stated amount equal to $1 million and shall be drawable by Financial Security in increments of $250,000 under the following circumstances. If the SPE described below has not been formed and the Substitution (defined below) and Release has not occurred by July 1, 1998, October 1, 1998, January 1, 1999 or April 1, 1999, Financial Security may make a drawing under the SPE LOC on or after each such date for an amount equal to $250,000. The SPE LOC shall not reinstate for any amount so drawn.

         The conditions precedent consist of the following:

                  (i) Formation by Advantica of a single-purpose, bankruptcy-remote entity (the "SPE") to be substituted for Quincy's as the "Borrower" under the Loan Agreements and the Mortgage Notes (the "Substitution"). The SPE shall meet all standard rating agency requirements for special purpose entities in an "AAA/Aaa"rated transactions, and Financial Security and its counsel shall have reviewed the organizational documents of the SPE and confirmed that the SPE is a single-purpose bankruptcy-remote entity;

                  (ii) The SPE shall have assumed in writing all obligations of Quincy's under the existing Loan Agreements and the Mortgage Notes and shall make all representations, warranties and covenants set forth in the Loan Agreements and the Mortgage Notes related to the Borrower's obligations thereunder and its operations as a special purpose entity and maintenance of its single-purpose bankruptcy-remote nature;

                  (iii) Counsel to the SPE shall have delivered to Financial Security , the Trustee and the Collateral Agent legal opinions, in form and substance satisfactory to Financial Security, addressing matters typically required in connection with formation of a special purpose entity to serve as an Issuer in an "AAA/Aaa" rated mortgage backed securities transaction, including opinions regarding enforceability of the assumption of all obligations of the SPE as Borrower under the Loan Agreements and the Mortgage Notes, corporate matters, preference issues, nonconsolidation issues and fraudulent conveyance issues and that the first priority perfected security interest of the Collateral Agent in the Borrower Collateral will continue to have such status after the Substitution;

                  (iv) No Event of Default exists under the Loan Agreements or the Mortgage Notes;

                  (v) The owners of the equity interests in the SPE, or if the SPE is a limited partnership or a limited liability company, the owners of the special purpose entity which serves as the general partner or the special purpose member, as applicable, shall execute a Stock Pledge Agreement substantially in the form provided to Advantica on or prior to the date of this Agreement, together with a legal opinion, in form and substance satisfactory to Financial Security, with respect to the enforceability thereof; and

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                  (vi) Advantica shall have paid all costs and expenses of
         Financial Security, the Trustee and the Collateral Agent incurred in connection with the Substitution, including reasonable fees and disbursements of legal counsel.

         If the conditions precedent set forth above are satisfied in full, Financial Security will give its written consent to terminate the Quincy's Stock Pledge Agreement and the Reimbursement Agreement, to release the SPE LOC and to the Substitution under the Loan Agreements and the Mortgage Notes.

                            [Signature page follows]



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         Your signature below indicates your agreement and acceptance of the terms and conditions set forth above.

                                    Yours truly,

                                    Financial Security Assurance Inc.


                                    By  /s/ Bruce E. Stern
                                           Bruce E. Stern
                                           General Counsel and Managing Director

Letter Agreement Acknowledged and
Agreed:

Advantica Restaurant Group Inc.


By  /s/ Kenneth E. Jones                                Date:  April 1, 1998
   ----------------------------------------------              --------------
Name  Kenneth E. Jones
     --------------------------------------------
Title  Vice President and Treasurer
      -------------------------------------------


Quincy's Restaurants, Inc.


By  /s/ Kenneth E. Jones                                  Date:  April 1, 1998
   ----------------------------------------------                --------------
Name  Kenneth E. Jones
     --------------------------------------------
Title  Vice President and Treasurer
      -------------------------------------------


Quincy's Realty, Inc.


By  /s/ Kenneth E. Jones                                  Date:  April 1, 1998
   ----------------------------------------------                --------------
Name  Kenneth E. Jones
     --------------------------------------------
Title  Vice President and Treasurer
      -------------------------------------------

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